Exhibit 99.1

Investor Presentation February 2026 A battery recycling technology company built on proprietary IP ACE Green Recycling, Inc.

# CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This presentation contains statements regarding Ace Green Recycling, Inc. (“Ace Green”), with whom Athena Technology Acquisition Corp. II (“Athena”) has entered into a business combination agreement to consummate a business combination (the “Business Combination”), and other matters that are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, forward-looking statements can be identified by words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “should,” “strategy,” “will,” “intend,” “may” and other similar expressions or the negative of such words or expressions. Statements in this presentation concerning (i) Athena’s or Ace Green’s expected future financial position, business strategy, production capacity, competitive positions, growth opportunities, plans and objectives of management and (ii) the expected benefits of the Business Combination, together with other statements that are not historical facts, are forward-looking statements that are estimates reflecting management’s best judgment based upon currently available information. Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which Athena and Ace Green are unable to predict or control, that may cause actual results, performance or plans to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated in these statements as a result of a number of factors, including, but not limited to:

- Ace Green has a limited operating history at scale and is developing a flagship and new facility in the United States; scaling up its operations and expansion in the U.S. may carry uncertainties and pose liquidity risks to Ace Green;
- Ace Green may not be able to secure adequate capital to execute its business plan;
- If Ace Green is unable to overcome the workforce and engineering challenges arising from scaling up production from its existing capacities, it may not succeed in executing its growth and expansion plans;
- Successful or timely implementation of Ace Green’s planned U.S. facility may be delayed due to licensing or regulatory issues;
- A large portion of Ace Green’s profit is derived from a relatively small number of major customers, and its business, financial condition, and results of operations could be materially and adversely affected if its key customers fail to meet their contractual obligations;
- Prices for recovered materials are subject to global market fluctuations and price instability may negatively impact Ace Green’s financial performance;
- Ace Green relies on third-party vendors for key machineries and failure to acquire and maintain them may adversely disrupt its operations;
- A decline in green energy adoption may inhibit future recycling opportunities and may result in decreased demand for Ace Green’s products;
- Ace Green’s proprietary know-how may be rivaled by competitors, which may erode the technological edge it has established;
- Unfavorable economic or geopolitical conditions could constrain Ace Green’s expansion, inhibit its further growth and otherwise have a material adverse effect its business, results of operations, prospects and financial condition;
- Athena and Ace Green may not obtain the requisite stockholder approvals for the Business Combination;
- Nasdaq may not list the common stock of the surviving company following the Business Combination, which could limit investors’ ability to effect transactions following the Business Combination;
- An event, change or other circumstance could result in the termination of the Business Combination;
- A condition to the closing of the Business Combination may not be satisfied;
- There may be delays in completing the Business Combination;
- Any announcement or news coverage relating to the Business Combination could have adverse effects on the market price of Athena common stock or Ace Green common stock;
- The risk of litigation related to the merger; and
- Other risks and uncertainties identified in the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” sections of the Registration Statement and Athena’s most recent Annual Report on Form 10-K and its subsequent Quarterly Reports on Form 10-Q, and other risks as identified from time to time in its Securities and Exchange Commission (“SEC”) reports.

All of the forward-looking statements Ace Green and Athena make in or in connection with this presentation are qualified by the information contained or incorporated by reference in the registration statement on Form S-4, as amended, filed by Athena and Ace Green with the SEC, which includes a proxy statement and a prospectus, to register the issuance of the shares of Athena stock that will be issued to Ace Green’s stockholders (File No. 333-286836) (the “Registration Statement”). For additional information, see the sections of the Registration Statement entitled “Risk Factors” and “Where You Can Find More Information” beginning on pages 19 and 207, respectively, of the Registration Statement.

Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Except to the extent required by applicable law, neither Athena nor Ace Green undertakes any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

ACE Green Recycling

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# Legal Disclaimers

**NO OFFER OR SOLICITATION**

This presentation is not intended to and does not constitute an offer to buy, subscribe for or sell or the solicitation of an offer to buy, subscribe for or sell any securities, or a solicitation of any vote or approval, and shall not form the basis of or be relied upon in connection with any investment decision; nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

**USE OF PROJECTIONS**

Any statements regarding financial information in this presentation (including specifically projected revenue) that are forward-looking statements are based on assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond Ace Green's and Athena's control. The assumptions and estimates underlying the projected results are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections. All subsequent written and oral forward-looking statements concerning the Ace Green, the proposed Business Combination, or other matters and attributable to Ace Green, Athena or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above.

**IMPORTANT ADDITIONAL INFORMATION ABOUT THE PROPOSED BUSINESS COMBINATION AND WHERE TO FIND IT**

This presentation is being made available in connection with the Business Combination between Athena and Ace Green. In connection with the proposed Business Combination, Athena and Ace Green have filed the Registration Statement with the SEC. INVESTORS ARE URGED TO READ IN THEIR ENTIRETY THE REGISTRATION STATEMENT REGARDING THE TRANSACTION THAT HAS BEEN FILED AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

A free copy of the Registration Statement, as well as other filings containing information about Athena, may be obtained at the SEC's website (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from Athena by calling (970) 925-1572.

**PARTICIPANTS IN THE SOLICITATION**

Athena, Ace Green and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from its respective stockholders in respect of the proposed transactions contemplated by the Registration Statement. Information regarding the persons who are, under the rules of the SEC, participants in the solicitation of the stockholders of Athena in connection with the proposed transactions, including a description of their direct or indirect interests, by security holdings or otherwise, are set forth in the Registration Statement filed with the SEC. Information regarding Athena's directors and executive officers is included in the Registration Statement and in its Annual Report on Form 10-K for the year ended December 31, 2024, that is filed with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the Registration Statement and other relevant materials filed or to be filed with the SEC regarding the proposed transaction. Investors and security holders should read the Registration Statement carefully before making any voting or investment decisions. You may obtain free copies of any of the documents referenced herein from using the sources indicated above.

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4 Helping Address America’s Need for Critical Minerals Commercial Operations • 15 - Year Glencore Partnership • Texas Flagship Expected to Launch 2027

# ACE Green Recycling ("ACE") is building a global battery recycling platform—combining proprietary tech with supply chain expertise and operational expertise

## Green Battery Recycling Technology

**Innovative Modular Deployment**

**Regulatory Compliant**

**Zero Scope 1 Emissions**

**Zero Toxic Waste**

### Lead Battery Recycling

*World's most recycled metal*[1]

*Added as a critical mineral by the US Department of Interior*[2]

- Commercialised technology
- Large-scale, owned & operated plant in the US
- Global licensing opportunities to transition legacy players to sustainable recycling technology

### Lithium Battery Recycling

*In-demand required materials for the next generation of energy storge and mobility*

*Designated as a critical mineral by the US Department of Energy*[3]

- Focus on lithium ferrophosphate (LFP) batteries – lithium and graphite extraction
- Pilot operations started in 2023 to commercialize our NMC & LFP battery recycling technology

### Supply Chain & Trading

*Important business development mechanism to source licensing deals, secure feedstock, and generate recurring revenues*

- Global networks with strong multi-year offtake agreements in USA, Australia, Asia
- Supply proprietary chemical mix critical to ACE recycling technology

ACE Green Recycling

*(1) International Lead Association https://ila-lead.org/sustainability/ ; (2) U.S Department of the Interior https://www.usgs.gov/news/science-snippet/interior-department-releases-final-2025-list-critical-minerals ; (3) Ibid.*

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# Proven commercial model with contracted revenue and a path to sustainable growth

| | | |
|---|---|---|
| **Licensing** | • **Secured nearly 75,000 MT[(1)] of lead recycling contracts to date** | • ***Additional licensing deals expected in Europe and Asia Pacific*** |
| **Plants Owned and Operated** | • **Operating a pilot lithium recycling facility in India with ~2,000 MT capacity**<br>• **Recycling agreements with BMW and Volvo of India** | • ***Texas flagship deployment underway with operational start date expected in early 2027*** |
| **Supply Chain & Partnerships** | • **5 years of trading revenue totalling ~$100 million**<br>• **Multi-year offtake and feedstock agreements with Glencore, OMC, GSM, Enecell, and Spiro** | • ***Potential for additional tolling arrangements with existing OEMs*** |

**Expected revenue (FY ending 31 March 2026)[2]**

**$ 27 million**

ACE Green Recycling

*(1) Figure is in battery equivalent terms, including a combination of integrated battery recycling, GMPS, and lithium battery recycling systems; (2) Consists of revenue from sale of products and sale of services. Please see “Use of Projections” on slide 3.*

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# Built on proven innovation and real-world performance, ACE is leading the green battery recycling revolution

## Proven Commercial Technology

- Operating at 2 locations (Taiwan and India)
- 5 additional deployments anticipated in 2026 (USA, Thailand, India, Australia and Armenia)
- Installed capacity of around 60,000 Mtpa(1) by H1 2026

## Revenue Generating

- Generated revenues of $25.4 million in FY 2025
- Anticipated pathway to profitability by early 2027
- Annual run rate of $3 million from existing owned and operated and JV/Partnership facilities

## Demonstrated Commercial Viability

- Contracted partnership agreements – Acme Metals (Taiwan), Raj Metals (India), IPP (Thailand), and Mel Metal (Armenia)
- Contracted offtake and feedstock agreements – Glencore, OMC, GSM, Enecell, and Spiro
- Leading existing investors – including CDFO (family office of Trafigura founder), POCL, Circulate Capital, and industry veterans

## Texas Flagship Facility Launch Expected in 2027

- Texas facility is positioned to be the first large-scale GREENLEAD® (Phase I) and LFP recycling (Phase II) facility in the U.S.
- Feedstock agreements with GSM & OMC and long-term offtake agreement with Glencore
- Allows ACE to maximize US government support of lithium as a critical mineral

## Comprehensive IP and R&D

- 142 patent filings to date
- 12 years of in-house built R&D across both technology stacks
- Third-party tech validation reports from ADL (USA)
- Engineering partnerships with STC (Italy), Audobon (USA), and Worley (Australia)

## Supportive Economic and Political Tailwinds

- National security, economic, and sustainable initiatives have globalized the refinement of feedstock and battery production away from traditional sources in Asia
- Aligns with U.S. focus on prioritizing domestic supply chain and manufacturing

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*(1) Figure is in battery equivalent terms, including a combination of integrated battery recycling, GMPS, and lithium battery recycling systems*

8 Dr. Vipin Tyagi CTO  12 years in battery materials cleantech recycling  PhD in Mechanical Engineering from Texas A&M University and Bachelor of Technology in Mechanical Engineering from IIT Bombay  Co - authored several peer reviewed journal and conference publications  Ex Merrill Lynch Trader, USA Siddharth Roy Business Director  16 years in base & precious metals, recycling, international trading, and logistics  Hindustan zinc manager APAC  Startups – global head of lead & zinc  Bachelor of Engineering in Electronics and Communication from RGTU, Bhopal and MBA in Marketing and Finance from Institute of Management , Nirma University, Ahmedabad Aaron Wee VP Strategy & Investments  10+ years in investments, M&A, and consulting  Former investment head for a $20 billion city development project in MENA  Former Asia lead for a VC firm with extensive deal experience in digital technology, web infrastructure, and blockchain  MBA from University of Oxford and MA in Political Science from Brown University Nishchay Chadha CEO  19 years in recycling, global trading, mining, supply chain  Asia Pacific & Middle East head for lead/zinc & India/MENA for scrap metals at Trafigura  Senior global positions in Vedanta & 2 startups  Bachelor of Technology in Mining Engineering from IIT (ISM) Dhanbad and MBA in Finance and Strategy from ISB, Hyderabad Dr. Amol Naik SVP, R & D  20+ years in chemistry, electrochemical processes, and advanced materials including lead and lithium battery materials and nuclear waste  Published numerous patents in recycling , and authored multiple scientific papers in peer reviewed journals and international conferences  Worked on Disposal of Nuclear Waste at Bhabha Atomic Research Centre and Former Assistant Professor at University of Mumbai - affiliated college  PhD from University of Mumbai in Chemistry Teodoro Alban CFO  26 years in finance & treasury , M&A and business development  CFO position at RDT Inc (Subsidiary of Tubos Reunidos ) and Quantum Offshore E nergy  Bachelor of Science in Mechanical Engineering from Brown University & Master of Finance from London Business School Dr. John Zhao VP Operations – Lithium Recycling  20+ years experience in technology R&D , scale - up, design, operations improvement, and capital engineering  Former senior engineering roles at Albemarle, Evonik, and Wanhua  Ph.D. in Chemical Engineering from University of North Dakota Grand Forks and MBA from North Carolina State University Rick Stollsteimer SVP - Operations  30+ years in metals and refining , including previously at Gopher Resource and Kloeckner Metals Corporation  Held key leadership roles, including VP Operations (Gopher) and Director, Operational Excellence (Kloeckner)  MBA with a focus on Finance and Operations Management, and a Bachelor of Arts in Economics ACE has a team of over 40 technologists and recycling & mining business experts Nishchay Chadha and Dr. Amol Naik in process of moving to Houston, USA (Corporate HQ)

Commercial Deployment Across Three Continents

# With minimal capital deployment, ACE is developing a global footprint

*6 facilities[(1)] across 5 countries | Flagship US facility expected to launch in 2027*



Flagship Facility - Silsbee, Texas
Solely-owned and operated
Lead battery recycling
In permitting stage, anticipated launch in 2026
Headquarters - Houston, Texas
Armenia Facility
Licensed with Mel Metals
Lead and Lithium battery recycling
Anticipated launches in H1 2026
India Facility
Solely-owned and operated
LFP battery recycling
Commercially operating pilot
India Facility
Licensed with Raj Metals
Lead battery recycling
Operations expected to start in H1 2026
Thailand Facility
Licensed with IPP
Lead battery recycling
Operations expected to start in Q2 2026
Taiwan Facility
Licensed with ACME
Lead battery recycling
Commercially operating
Australia Facility
Existing offtake with Enecell
Lead battery recycling
Operations expected to start in Q4 2026
Operating lithium
Operating lead
Upcoming Lead
Upcoming lithium
Brownfield Expansion Lead

ACE Green Recycling

*(1) Count includes facilities under deployment*

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# ACE is developing and building out its flagship U.S. recycling facility in Silsbee, Texas



| Model | Solely-Owned & Operated | |
|---|---|---|
| Phase | 1A | 1B |
| Battery Feedstock | Lead | Lead |
| Stage | New | Modular, phased Expansion to Full Scale |
| Anticipated Launch | Q4 2026 | 2027 |
| Initial Volume (equivalent Scrap Batteries in MT/year) | 75,000 | 150,000 |
| Feedstock & Offtake | OMC OM Commodities; GSM Gold Star Metals; GLENCORE | |

### Why Texas?

- Issued EPA ID to handle batteries in Texas
- **Leased location with suitable zoning, industrial power supply, and workforce availability**
- Strategically located near feedstock providers, key U.S. manufacturers and end customers, and well-established freight systems (port, rail, trucking)
- Proximity to ACE HQ
- Property tax abatement secured with local authorities

### Anticipated Outcomes

- **Full control over plant capacities** and products to showcase and build future partnerships
- **First commercial GREENLEAD® recycling facility** in the U.S.
- Texas facility to **achieve profitability in 2027**

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# Planned ACE Flagship Battery Recycling Facility




Silsbee, TX



Existing feedstock and offtake partnerships are sufficient to cover our **Phase I and planned expansion requirements**

OMC OM COMMODITIES | GSM Gold Star Metals | GLENCORE

## Strategically located, scalable facility

**Expected to recycle batteries from catchment area of neighboring states (TX, LA, OK, KS, AR, NM)**

**Accessible to major U.S. rail, trucking, and water transport networks**

**Permitting support provided by:**

GSI ENVIRONMENTAL

## 2025 Development Launch

Location secured in Q2’25

Anticipated delivery of recycling equipment in Q3-Q4’26

## 2027 Anticipated Phase I Commercial Launch

## Key Statistics

**200,000 ft1**
Fully built-up area (2 bays)
*(10 acres open area, including lithium LFP plant; plus additional 150,000 $ft^2$ 3[rd] bay under negotiation)*

**75,000 metric tons**
Battery processing

**~17,000 metric tons**
Fully integrated in Phase I[(1)]
*(Equivalent to <2% of domestic consumption)[(2)]*

**10 MW**
Available power
*(Can be further scaled; natural gas and water available)*

**~$23 million**
Phase 1 Machinery CAPEX (Including Tariffs)

**~$118 million**
Full Scale CAPEX (Including Tariffs)

ACE Green Recycling

*(1) Wood Mackenzie, Commodity Market Report Global Lead Strategic Planning Outlook — Q1 2024, Mar. 29, 2024*

13 Feedstock Offtake • ACE and Glencore entered into a 15 - year offtake agreement for LIB & LAB materials • Will take effect upon commencement and completion of agreed owned & operated facility (lead and/or lithium) • Ongoing discussions for tech deployment at Glencore’s facilities • Multi - year LAB feedstock agreements with OM Commodities and Gold Star Metals • Collectively cover more than the anticipated Phase I capacity and future expansion of ACE’s Silsbee, TX facility Ace’s strategic partnerships with global industry leaders fuel expansion, deployment, and value creation

# ACE has built a multi-facility portfolio with multi-year deals and recurring revenues

| Active and Near Term Facilities (does not include pipeline or anticipated expansions) | | | | | | |
|---|---|---|---|---|---|---|
| **Country** | **Project type** | **Deal type** | **Capital source** | **Contracted** | **Tenor** | **Date Operational** |
| USA | Lead | Own & Operate | ACE | Yes | Lifetime | Expected Q1 2027 |
| Australia | Lead | Offtake & Marketing | Partner | Yes | 10 Years | Q1 2026 |
| Armenia | Lead | Licensing | Partner | Yes | 15 Years | Expected Q2 2026 |
| Australia | Lead | Licensing | Partner | Yes | 15 Years | Expected Q4 2026 |
| Taiwan | Lead | Licensing | Partner | Yes | 10 Years | Phase 1 operational since Q1 2024; Expansion expected Q2 2026 |
| Thailand | Lead | Licensing | Partner | Yes | 10 Years | Expected Q2 2026 |

**ACE also maintains a lithium pilot recycling facility in India and intends to expand its lithium footprint with additional facilities as global feedstock conditions improve**

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*(1) Phase 1, subject to cap raise and phasing/scope of the project*

# ACE has developed a robust system of feedstock and offtake agreements to support our growth internationally as we expand our global operations

| US Feedstock Agreements | | | |
|---|---|---|---|
| **Partner** | **Region** | **Duration** | **Feedstock quantity** |
| OM Commodities | US | 15 years (provisions to extend additional 5 years) | Up to 100,000 MT/year (lead batteries) |
| Gold Star Metals | US | 2 years (provisions to extend additional 5 years) | Up to 100,000 MT/year (lead batteries) |

| Regional Feedstock Agreements | | | |
|---|---|---|---|
| **Partner (region)** | **Region** | **Duration** | **Feedstock quantity** |
| Spiro | Africa | 5 years (provisions to extend additional 10 years) | Right of First Refusal for ACE (lithium batteries) |
| Enecell | Australia | 10 years (provisions to extend additional 5 years) | 15,000 MT/year & further expansions (lead products) |
| Volvo and BMW | India[(1)] | 1 year (provisions to extend annually) | Available quantity is limited until EV market scales (lithium batteries) |

| Offtake Agreements | | | | |
|---|---|---|---|---|
| **Partner** | **Region** | **Duration** | **End products from lead battery recycling** | **End products from lithium battery recycling** |
| Glencore | US | 15 years | ~1,395,000 MT | ~206,000 MT |

**We believe that ACE is well positioned to support a de-risked growth strategy as it ramps up its Texas facility and presence in North America**

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*(1) Agreements support commercial operations of Indian lithium pilot recycling facilities*

How ACE Achieves 99.00% Purity in Lithium Carbonate and 99.98% in Lead with Zero Scope 1 Emissions

# ACE Green Recycling Battery Technology

| Critical metals extracted through ACE process | Primary products | | | Secondary products |
|---|---|---|---|---|
| | LEAD | LITHIUM | GRAPHITE | Nickel, Copper, Aluminium, Cobalt, Antimony |

## Ease of Recovery

- **"GREENLEAD®": recovers 99% of battery-grade lead**
- **"LithiumFirst™": recovers >98% purity lithium carbonate**

## Ease of Permitting

- **Replaces legacy smelting,** which faces significant regulatory pressure and facility shutdowns
- **Closed loop water cycle and zero Scope 1 carbon emissions**
- ACE already **working with regulatory agencies** to establish recycling standards

## Ease of Deployment

- **Low-cost modules** allow customers to set up commercial pilot for less than $0.5M and seamlessly transition from existing operations

## Dependent of ACE

- **Proprietary chemicals** lock customers in with ACE for long-term deals for licensing & JV business models, **providing a recurring source of revenues**
- **High IP defensibility** independent of legacy technologies

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18 Lower Cost Broader Geography Flexible Scale • “Right - sized” facilities • Significant reduction in initial CapEx (up to ~40% savings) • Lower minimum viable facility size (5,000 MT/year) • Profitable in smaller and emerging markets • Unlocks domestic supply chain to retain critical metals • Reduces costs associated with existing global supply chain ACE’s recycling technology deploys through a modular system that scales to meet market demand Safer, Cleaner Facilities • Safer, cleaner operator conditions allow for continuous production • Uneconomical unless supply/demand meets large scale capacity • Fully on or off Typical Battery Recycling • Profitable at a small or large scale through aggregate deployment • Units can be added to meet increased demand or reduced to meet feedstock/offtake limitations ACE Modularity ACE’s modular approach allows for economically sustainable scale and an expanded geographic presence

19 Typical Recycling Smelters ACE Green Facility ACE’s technology supports the global transition from polluting smelters to clean battery recycling

20 ACE’s technology can dramatically improve the sustainability of lead battery recycling processes ZERO Scope I carbon emissions For every 1000 kg of lead batteries recycled through ACE’s technology 1 : 150 kg Slag diverted from landfills 43 kg Oxygen generated 70 kg Plastics recycled Minimal Environmental lead contamination risk Further Scope II reductions can be achieved via renewable electricity sources Prevents dumping costs and maximizes metal recovery rates Eliminates need for burning of fossil fuels Produces valuable secondary revenue stream Maintains a healthy work environment and minimizes potential of future clean up costs In addition, we estimate that ACE’s lithium battery recycling process reduces energy consumption versus primary extraction by up to 60 - 80% for the same quantity of metallic inputs (1) (1) ACE internal research

Two Markets Converging: Lead Today, Lithium Tomorrow

22 Market demand and national security initiatives are at odds with tightening regulatory restrictions and increasing facility closures

23 • Designated lead as a critical mineral in 2025 • Targets 95% recovery rate on lead batteries • Tightening tariff regime may drive scrap LAB prices down due to lack of domestic recycling capacity while improving premia on refined lead United States European Union China India • Targeting 73% and 61% recycling rate for portable lead and LMT batteries by 2031 • Targeting 80% recycling rate for lithium batteries by 2031 • Adopted new regulatory framework for waste batteries in 2024 • Introduced extensive Extended Producer Responsibility framework in 2022 to promote domestic battery recycling • Introduced full customs duty exemption on lithium battery waste and other critical minerals to encourage domestic recycling • Targeting 70% recycling rate of lead batteries by 2025 • Introduced “ credit record ” for managing waste products t o encourage domestic recycling • Imposed strict liabilities for unauthorized battery waste disposal Lead is increasingly being identified as a critical battery material by governments across the world in support of global electrification efforts Tightening regulations and ambitious nationally - mandated recycling targets favor the need for sustainable lead recycling solutions

24 • As a consequence of these closures, US production has fallen 20% during this period, while consumption has grown by 17% and being replaced by Asian (mainly Chinese) imports • The fallout is a US market moving from nearly balanced in 1990 to now running a 0.5 million tonne annual deficit • Lead contamination issues have resulted in civil and regulatory suits against smelters resulting in clean - ups costing hundreds of millions of dollars over a multi - year period and significant health impacts on tens of thousands of residents (1) Wood Mackenzie, Commodity Market Report Global Lead Strategic Planning Outlook — Q1 2024, Mar. 29, 2024 Capacity (battery input) Capacity (lead output) Location Year ~103,000 MT 65,000 MT Frisco, TX 2012 ~198,000 MT 125,000 MT Herculaneum, MO 2013 ~140,000 MT 90,000 MT Vernon, CA 2015 ~125,000 MT 80,000 MT Belledune , NB 2019 ~125,000 MT 80,000 MT Florence, SC 2021 ~691,000 MT 440,000 MT TOTAL Select North American Smelter Closures Since 2012 (1) 0 200 400 600 800 1000 1200 1400 1600 1800 2000 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 Batteries available for recycling Smelter capacity Smelter capacity gap US Scrap Availability vs Recycling Capacity (in 000s MT/Year) Incumbent LAB players (especially in North America, other developed markets) have faced multiple plant closures Environmental pressures and industrial accidents are creating a difficult operating environment for traditional smelters

25 Lead consumption 2024 (1) US: 1.8 million MT Canada: 0.3 million MT Lead battery market size 2024 (2) US: $12 – $14 billion Canada: ~$3 billion Lead battery scrap exports 2024 (3) US: $534 million Canada: $72 million Lead imports 2024 (3) US: $1.9 billion Canada: $13 million Lead battery imports 2024 (3) US: $3.8 billion Canada: $0.9 billion Global refined lead consumption 14,000,000 MT or $30 billion Top 3 export destinations of US lead battery scrap: Mexico : $398 million South Korea : $105 million Canada : $17 million Top 3 import origins of US raw lead imports 2023: Canada : $683 million Mexico : $298 million Australia : $286 million The battery industry is still “full steam ahead” on the North American market with Clarios announcing a $6 billion investment to accelerate its US manufacturing capabilities in March 2025 ACE is Building a Solution to America’s Collapsing Battery Recycling Infrastructure, Capitalizing on a $58 Billion Market (1) CRU International, ILZSG, and ACE internal research; (2) Global Market Insights inc. and Grand View Research; (3) UN Comt rad e Database, consisting of lead refined unwrought, lead unwrought containing mostly antimony, and lead unwrought not containing by weight antimony as the principal other element, and excludes sc rap lead

26 (1) Estimates based on facility’s reported information and ACE’s internal research ACE has an opportunity to develop truly sustainable and environmentally compliant lead recycling facilities across North America with the Texas flagship facility serving as an industry - wide example Similar market dynamics and regulatory pressures are being experienced across other developed economies like Australia, Canada, the EU, and Japan Inferred US smelter input capacity Smelter capacity at potential risk of shutdown (1) 1.76 million MT 1.37 million MT Representing 7 out of 10 remaining plants Success of Texas project to pave the way for 5 additional locations in North America without cannibalizing the current market, replacing tariff - affected exports only Permitting and regulatory pressures present an opportunity for ACE to supplement existing lead recyclers ACE’s technology can radically transform a 14 million metric ton global lead market demand with a sustainable product, translating to ~23 million tons of battery equivalent Strategic Opportunities Existing smelters cannot meet domestic demand and are at risk of closure due to increased environmental restrictions

27 0 1000 2000 3000 4000 5000 6000 7000 2020 2025 2030 2040 Available Lithium - ion Battery Material for Recycling (in kt) Production Scrap End of Life 1 4 7 36.5 EV Battery Recycling Market Size ($B) 2020 2025 2030 2040 5 10 15 20 25 30 35 40 2022 2023 2024 2025 2026 2027 2028 2029 2030 Market Size ($B) Recycling Market ($B) Equivalent Tonnage (kt) (1) Wood Mackenzie, Commodity Market Report Global Lead Strategic Planning Outlook — Q1 2024, Mar. 29, 2024; (2) Adapted from Mc Kinsey Batter Insights 2022 Lithium is the market for tomorrow with exponential growth potential Lead remains a dynamic market with active investments: Clarios – $6 billion expansion (2025), Birch Hill/ Terrapure – $660 million (2021), I Squared/ Entek (2025) – $800 million Lead Recycling Market by 2030 (1) $22.3 billion $36.5 billion Lithium - ion Battery Recycling Market by 2040 (2) The lead and lithium battery recycling is forecast to grow to over $58 billion by 2040 with exponential growth expected from the lithium sector

Proven Model, Path to Profitability

# Investment Summary: Leading the future of sustainable battery recycling

*ACE is aligned with U.S. strategic critical mineral policy, enabling it to maximize opportunities across a compelling market landscape*

## Compelling Market Opportunity

- *$22.3 billion lead battery recycling market by 2030[(1)]*
- *$36.5 billion lithium battery recycling market by 2040[(2)]*
- *Regulatory tailwinds driving adoption*

## Validated Green Technology Platform

- *Zero Scope 1 carbon emissions, environmentally superior process*
- *Commercial operations proven across multiple facilities*
- *Substantially lower CapEx enables rapid market capture*
- *Protected by comprehensive IP portfolio (128+ patent filings)*

## Near-Term Value Catalysts

- *Texas facility commercial launch in 2027*
- *First GREENLEAD® and commercial LFP recycling facility in the U.S.*
- *Glencore 15-year offtake agreement*
- *Anticipated path to profitability by early 2027*

## Key Investment Highlights

- *$25.4 million of revenues in FY 2025*
- *Multiple revenue streams: operations, licensing, supply chain & trading*
- *Capital-efficient expansion model*
- *Experienced management team with proven execution*

ACE Green Recycling

29

*(1) Wood Mackenzie, Commodity Market Report Global Lead Strategic Planning Outlook — Q1 2024, Mar. 29, 2024; (2) Adapted from McKinsey Batter Insights 2022*

Appendix

31 Completed Specific to Phase I – Lead recycling capabilities • Brownfield site selection and lease execution • Major equipment and detailed engineering vendor, owner’s engineer, and EPCM contractor finalization Q1 2026 • Anticipated financing close • Permitting assessment begins • Equipment ordering begins • Equipment ordering finalized • Facility and civil works upgrading begins • Permitting approvals granted • Facility and civil works finishes • Equipment and machinery arrives • Initial erection and commissioning • All equipment to have arrived • Erection and commissioning completed • Performance testing and trial runs to commence Q2 2026 Q3 2026 Q4 2026 Q1 2027 Full commercial production expected to commence in Q2 2027 (1) Facility is equipment installation ready with no additional construction required Anticipated timeline of Texas facility (1) Provided that anticipated de - SPAC and related PIPE financing closes by Q1 2026

# ACE vs. conventional lead recovery

GREENLEAD® LAB Technology[1]

| | | ACE Green Recycling | Traditional Smelting |
|---|---|---|---|
| Energy Source | Energy requirement | **Low** | High |
| | Renewable power | **Yes** | No |
| Operations | Operating environment | **Room temperature** | >1000 °C |
| | Modular | **Yes** | No |
| | EHS risk | **Low to none** | High |
| Environmental Impact | Scope 1 carbon emissions | **Zero** | 0.5-1 kg/kg battery |
| | Oxygen release | **43 kg/1000 kg battery** | No |
| | Toxic waste creation | **Very low volume** | 5x higher volume |
| % | Lead metal recovery % | **99+%** | 95%-97% |

ACE Green Recycling

*(1) ACE internal information*

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# ACE vs. conventional lithium recovery

| | | Ace Lithium Tech[1]<br>ACE Green Recycling | *Pyrometallurgy* | *Standard Hydro Process ( Solvent Extraction)* |
|---|---|---|---|---|
| Operations | Minimum viable plant size | **5,000 Tons PA** | **50,000 Tons PA+** | **20,000 Tons PA+** |
| | NMC battery recycling | **Yes** | Yes | Yes |
| | LFP battery recycling | **Yes** | No | Emerging |
| | Lithium recovery | **80%[2]** | None | 30-75% |
| | Graphite recovery | **Yes** | None | Yes |
| | Output flexibility | **Yes** | No (metal only) | No |
| Environmental Impact | Scope 1 carbon emissions | **None** | High | High |
| | Solid waste generation | **None** | High | Medium |
| | Liquid effluents | **None** | Low | High |
| Planning Efficiency | Intellectual property defensibility | **High** | Very low | Very low |
| | Relative energy requirements | **Low** | High | Low |
| | Long term ease of permitting | **High** | Low (landfilling & emissions) | Low (liquid effluents) |

ACE Green Recycling

33

*(1) ACE internal information; (2) Lithium recovery is expected to be up to 80% with deployment of newer equipment (a part of capital raise) and continued R&D*

34 Select Partners Industrial Associations Select Research Partners ACE is ready to scale globally with a vast network of supply chain partners and synergies with various value participants in the value chain

# Circular supply chain of LAB batteries in the United States



Battery replacement businesses
Auto dealerships
Battery retailers
Local vendors
Imported lead
White labelled batteries
Battery OEMs
Supplies batteries to
Auto companies
Car owners
If battery replacement is required
If vehicle reaches end-of-life
Traders
Car shredders
Batteries sold to
Waste aggregators
Batteries replaced and sold to
Makes lead ingots and sells to
Smelters
ACE Green Recycling
Lead Recyclers

ACE Green Recycling

(1) CRU International, ILZSG, and ACE internal research; (2) Global Market Insights inc. and Grand View Research; (3) Observatory of Economic Complexity (4) Ibid, consisting of lead refined unwrought, lead unwrought containing mostly antimony, and lead unwrought, and excludes scrap lead; (5) Ibid

35